United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                      December 28, 2018
Date of Report (Date of earliest event reported)

International Seaways, Inc.
(Exact Name of Registrant as Specified in Charter)

            1-37836-1
Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor
           New York, New York  10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.
On December 28, 2018, International Seaways, Inc. (the “Company”) entered into a supplemental indenture (the “First Supplemental Indenture”) with GLAS Trust Company LLC (the “Trustee”) to the previously executed indenture, dated as of June 13, 2018 (the “Indenture”) between the Company and the Trustee governing the Company’s outstanding 10.75% Step-Up Notes due 2023 (the “Notes”).  The First Supplemental Indenture amended the terms of the Notes to, among other matters, more closely reflect the asset sale provisions of the outstanding Credit Agreement dated as of June 22, 2017, as amended, by and among the Company, International Seaways Operating Corporation, the subsidiary guarantors, the lenders thereunder and the other parties thereto.  Each of the holders of the outstanding Notes consented to the amendments to the Indenture contained in the First Supplemental Indenture.  As a condition to the effectiveness of the First Supplemental Amendment, the Company paid a fee to the holders of the Notes of 0.50% of the outstanding amounts of the Notes.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.
Exhibit No.	Description
4.1	First Supplemental Indenture dated December 28, 2018 to the Indenture, dated as of June 13, 2018. governing the Company’s outstanding 10.75% Step-Up Notes due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: January 4, 2019	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture dated December 28, 2018 to the Indenture, dated as of June 13, 2018. governing the Company’s outstanding 10.75% Step-Up Notes due 2023.